Exhibit 10.14(b)

SECOND AMENDMENT TO LEASE

This is the Second Amendment (“Second Amendment”) to that certain NNN Lease dated August 7, 2017 as amended by the First Amendment thereto dated January 21, 2018 (the “Lease”) made and entered into by and between OUSTER, INC., a Delaware corporation (“Tenant”) and SIC-350 TREAT, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

WHEREAS, Landlord and Tenant are parties to the above referenced Lease for Premises located at 350 Treat Avenue, San Francisco, California 94107 (the “Premises”); and

WHEREAS, in connection with the improvement of the Premises by Tenant, Tenant desires to install new exits that will allow for exiting from the Premises onto adjoining property (the “MCO Lot”) owned by Mission Creative Ownership, LLC, a Delaware limited liability company (“MCO”), and MCO is agreeable thereto; and

WHEREAS, Landlord and Tenant now desire to amend the Lease to allow for the installation and use of the exits; and

WHEREAS, capitalized terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows.

AGREEMENT

1.    Approval of Exits Installation. Landlord hereby approves the installation, use, operation, maintenance, repair, replacement and removal of exits and related components (collectively, the “Exits”), to be installed and used in conjunction with the operation of the Premises; all as generally shown in Exhibit A, attached hereto and incorporated herein by this reference.

2.    Term. The approval of Landlord granted hereby shall continue until the end of the Lease Term, or earlier termination thereof. At such time. Tenant shall immediately close the Exits and restore the affected areas of the MCO Lot and the Premises to the same condition that existed prior to the installation of the Exits.

3.    Additional Terms and Conditions. The approval hereinabove given is subject to the following terms and conditions:

a.    Tenant shall bear all costs associated with the preparation of this Second Amendment and the installation, use, operation, maintenance, repair, and removal of the Exits.

b.    Tenant shall indemnify, defend and hold harmless Landlord and its agents, employees and property managers from and against any and all costs, expenses, claims, demands, actions, causes of action, obligations, liabilities, and judgments, including attorneys’ fees, arising in any manner at any time by reason of the Exits or the use of the MCO Lot by Tenant.

4.    Entire Agreement. All understandings and agreements, oral or written, previously made between the parties hereto pertaining to the subject matter hereof are merged in this Second Amendment, which alone fully and completely expresses the agreement between Landlord and Tenant. No modification, waiver or amendment of this Second Amendment or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.

5.    Authority. Each signatory of this Second Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Each provision of this Second Amendment shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns.

6.    Signatures. The parties hereto consent and agree that this Second Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Second Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Second Amendment electronically, and (2) the electronic signatures appearing on this Second Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease as of the 27th day of March, 2018.

TENANT

OUSTER, INC., a Delaware corporation

By:	/s/ Raffi Mardirosian

Print Name: Raffi Mardirosian

Its:	VP Corporate Development

By:

Print Name:

Its:

LANDLORD

SIC – 350 TREAT, LLC, a Delaware limited liability company

By:	The Swig Company, LLC, a Delaware limited liability company Property Manager

By:	/s/ Deborah Boyer
Deborah Boyer

Executive Vice President & Director of Asset Management

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